UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

VOYA FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35897	52-1222820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2017, Voya Services Company (the “Company”), a wholly owned subsidiary of Voya Financial, Inc. (the “Registrant”), on behalf of itself and its affiliated entities (collectively, “Voya Financial”), entered into a Master Agreement for Outsourced Services (the “Master Agreement”) with Cognizant Worldwide Limited (together with its affiliates, “Cognizant”), an indirect and wholly owned subsidiary of Cognizant Technology Solutions Corporation.

Concurrently with the execution of the Master Agreement, the Company and Cognizant executed a Statement of Work that is incorporated into the Master Agreement (such Statement of Work, together with the Master Agreement, the “Agreement”). Under the Agreement, Cognizant will provide Voya Financial with a broad range of information technology services such as application development and maintenance; infrastructure management and support including for servers, storage and network devices; service desk; security; general service and operations management; and disaster recovery and business continuity. Cognizant also will be responsible for providing certain computing assets such as server and network hardware. There will be a transition period in connection with Cognizant assuming responsibility for these operations. Voya Financial will retain responsibility for, among other things, its technology architecture, security strategy, program governance and regulatory oversight responsibilities. The Master Agreement is designed to allow for additional statements of work for additional projects and services to be added in the future.

As part of the transaction, Voya Financial expects that certain of its employees will become employees of Cognizant, and that certain current employee positions will be eliminated. Under the terms of the Agreement, employees of Voya Financial transferring to Cognizant will become part of the team providing services to the Voya Financial under the Agreement for a minimum period of between one and two years. The Agreement provides certain protections for these employees once transferred to Cognizant. Upon expiration or termination of the Agreement, Voya Financial will have rights to hire certain Cognizant personnel, including those former Voya Financial employees that transferred to Cognizant under the terms of the Agreement.

The services will be provided on Voya Financial’s premises, and also at Cognizant facilities both inside and outside of the United States. The Agreement has minimum performance-related service level commitments that Cognizant must meet or exceed. Failure to meet these minimum service levels will result in service level credits to the Company as described in the Agreement, without limiting other rights and remedies.

Cognizant has in the past provided, and may provide in the future, services to Voya Financial under separate agreements. Some of these historical services are included in the services that will be provided by Cognizant under the Agreement.

The initial term of the Agreement extends through the fifth anniversary of the date that the services first “go live” following transition (“Initial Term”). The Company has the right to extend the Initial Term for up to three optional extension periods of one year each, by giving notice to Cognizant no less than 60 days prior to the end of the then-current term. Further, the Company has additional rights to extend the Agreement for up to an additional 24 months as part of Cognizant’s termination assistance obligations; this extension right applies to any expiration or early termination of the Agreement.

The Company will pay Cognizant through a combination of fixed and variable fees, with the variable fees fluctuating based on Voya Financial’s actual need for such services and the volume of assets being utilized. Based on the currently projected usage of services over the Initial Term, the Company expects to pay Cognizant approximately $400 million, including for transition services. A portion of this amount is included in the restructuring charges described below.

The Company may terminate the Agreement, in whole or in part, for, among other things, cause, convenience, certain specific performance failures, changes in law, force majeure, a change in the control of either Cognizant or the Company, an adverse change in Cognizant’s financial condition, or based on Cognizant incurring liability to the Company for contractual damages exceeding a certain level without a corresponding increase to the damages liability cap provided in the Agreement. Depending on both the type and timing of a termination, the Company may be required to pay termination fees to Cognizant. Cognizant’s only right to terminate the Agreement is based on the Company’s failure to pay certain amounts after certain notice periods.

In connection with its entry into the Agreement, the Registrant expects to incur in the third quarter of 2017 restructuring charges of between $40 million and $45 million, including asset impairment charges of between $10 million and $20 million. Additional restructuring charges are expected in future periods.

The entry into the Agreement, when combined with the effect from certain of the Registrant’s other restructuring activities, will trigger a remeasurement of the Registrant’s defined benefit pension plans during the third quarter of 2017. The remeasurement will reflect assumptions at the date of the remeasurement, including the discount rate and return on plan assets as of that date. The Registrant estimates that this remeasurement will result in a pre-tax curtailment loss of less than $5 million and an actuarial loss recognition of up to $50 million, primarily due to a reduction in the discount rate. This remeasurement is an acceleration of the remeasurement that the Registrant would typically conduct during the fourth quarter in accordance with its accounting policies; a further remeasurement will also be conducted during the fourth quarter that will incorporate assumptions as of that time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.
(Registrant)

By:	/s/ Trevor Ogle
	Name:	Trevor Ogle
	Title:	Senior Vice President and
Deputy General Counsel

Dated: August 1, 2017